Prospectus Supplement dated
                                     December 1, 1996 to PROSPECTUS
                                     Dated March 1, 1996



                   U.S. $1,000,000,000        Rule 424(b)(3)
                                          Registration Statement
                FORD MOTOR CREDIT COMPANY     No. 33-62973

              VARIABLE DENOMINATION FLOATING
                    RATE DEMAND NOTES


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     The third sentence of the paragraph captioned "General" under the heading "How to Redeem Investments" appearing on page 5 of the Prospectus is amended to read as follows: "If the amount to be redeemed represents an investment made by check, the redemption request will not be honored if made within a period of 10 business days from the receipt of such investment check."